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                                                                    Exhibit 10.2

                            SALE OF ASSETS AGREEMENT
                           AND PLAN OF REORGANIZATION

         THIS SALE OF ASSETS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") made this ______ day of ____________, 2000 by and between STAR SERVICES GROUP, INC., a Florida corporation, or its assigns, ("Buyer") and PEERLESS MIAMI AVENUE, INC., a Florida corporation ("Seller" or "Miami Avenue").

                               W I T N E S S E T H

         WHEREAS, Peerless Miami Avenue, Inc. ("Miami Avenue") entered into a Real Estate Purchase and Sale Agreement dated May 17, 2000 with Distribution Management Services, Inc. to purchase the real property and improvements located thereon at 2000 North Miami Avenue, Miami, Dade County, Florida. A copy of said agreement is attached hereto and incorporated herein by reference as Exhibit "A"; and

         WHEREAS, Miami Avenue currently operates a construction and demolition debris transfer station located at 2000 North Miami Avenue in Miami, Florida under an Amended Operation Agreement dated December 22, 1998 with Distribution Management Services, Inc., a copy of which is attached hereto as Exhibit "B"; and

         WHEREAS, Miami Avenue desires to assign and Buyer desires to accept an assignment of the aforementioned Real Estate Purchase and Sale Agreement and the Amended Operation Agreement; and

         WHEREAS, the parties intend for this transaction to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(c) of the Internal Revenue Code, as amended, governing the acquisition by one corporation of substantially all of the assets of another corporation solely in exchange for voting stock of the acquiring corporation.

         WHEREAS, this transaction is intended to comply with the provisions of
Section 368(a)(1)(c) of the Internal Revenue Code of 1986, as amended.

         NOW THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. ASSETS PURCHASED FROM PEERLESS MIAMI AVENUE, INC.. Peerless Miami Avenue, Inc. ("Miami Avenue") agrees to sell, assign and transfer to Buyer and Buyer agrees to accept and assume an assignment of Miami Avenue's Real Estate Purchase and Sale Agreement with Distribution Management Services, Inc. to purchase the real property and the improvements thereon (solid waste transfer station) located at 2000 North Miami Avenue, Miami, Dade County, Florida, subject to the consent of Distribution Management Services, Inc. as set forth in
Section 15(c) of Exhibit "A" attached hereto. Miami Avenue also agrees to sell, assign and transfer to Buyer and Buyer agrees to accept and assume an assignment of Miami Avenue's Amended Operation Agreement dated December 22, 1998 with Distribution Management Services, Inc. to operate solid waste transfer station located at 2000 North Miami Avenue, Miami, Dade County, Florida, subject to the consent of Distribution Management Services, Inc. as set forth in Section 22 of Exhibit "B" attached hereto and also includes transfer of those other assets set forth in Exhibit "C" attached hereto. (collectively referred to hereafter as "Miami Avenue Assets" or "Assets").

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         SECTION 2. PURCHASE PRICE. The total purchase price ("Purchase Price")
for the Miami Avenue Assets shall be paid and allocated as follows:

                   2.1 STOCK CONSIDERATION. The Buyer shall transfer Three Hundred Forty Thousand (340,000) shares of fully paid, registered and nonassessable common shares of Star Services Group, Inc. stock ("Stock Consideration") to the individual shareholders of Peerless Miami Avenue, Inc. ("Miami Avenue") or their respective designees and/or nominees in accordance with their respective ownership interests and as designated at Closing (as defined in Section 4) by the President of Miami Avenue. The Stock Consideration shall be delivered within fifteen (15) business days of the Closing (as defined in Section 4). The parties agree that Attorney G. Stephen Manning of Jacksonville, Florida ("Manning") shall be authorized to act as agent for the shareholders of Miami Avenue for the receipt of the Stock Consideration from the Buyer's transfer agent. Manning shall hold the Stock Consideration until Distribution Management Services, Inc. ("Distribution") has obtained renewal of the existing Florida DEP permit to operate the solid waste transfer station at 2000 North Miami Avenue, Miami, Florida (the "FDEP Permit"). Once Distribution receives the FDEP Permit, then Manning may release the shares to the shareholders of Miami Avenue. The parties agree that Buyer's obligation to acquire the Miami Avenue Assets is conditioned on Distribution obtaining a renewal of the FDEP Permit. In the event the FDEP Permit is not renewed, then Buyer shall have no further obligations under this Agreement and the Agreement shall be void and of no further force and effect. Upon such occurrence, all shares of stock transferred to Seller pursuant to Section 2 hereof shall be returned to Buyer. However, in the event Distribution Management Services, Inc. is successful, at any time in the future, in obtaining the FDEP Permit and Buyer operates the permitted facility, Seller, or its designee, shall be entitled to the Stock Consideration. The Stock Consideration shall be delivered to Manning in accordance with written instructions provided to Buyer by the President of Miami Avenue at the Closing. Except as provided in Section 9 of this Agreement, 340,000 shares will be freely tradeable as of January 2, 2002. It is further understood and agreed by the parties hereto that the sale or transfer of the Stock Consideration by the individual shareholders of the Miami Avenue will only be restricted as set forth above (the "Restricted Stock"). The share certificates received for the Restricted Stock shall bear a restrictive legend making said shares subject to the terms and conditions of this Section.

                  2.2 ALLOCATION OF STOCK CONSIDERATION. The Stock Consideration, referenced in Section 2.1 above, shall be allocated in accordance with an allocation schedule to be agreed to by the parties at or before Closing.

The parties each hereby covenant and agree that they will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 2.2 and Section 2.3.

                  2.3 TAX TREATMENT. The parties hereto intend that the transactions contemplated by this Agreement be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. The parties agree to prepare and timely file all applicable Internal Revenue Service forms and other governmental forms, to cooperate with each other in the preparation of such forms, and to furnish each other with a copy of such forms prepared in draft, within a reasonable period prior to the filing due date thereof.

                  2.4 ADJUSTMENTS.

                    (a) The operation of Miami Avenue's business ("Seller's Business") and related income and expenses up to the close of business on the day before the Closing (as defined in Section 4) shall be for the account of Seller and thereafter for the account of the Buyer. Expenses, including but not limited to utilities, license fees, personal or real property taxes, wages, vacation pay, payroll taxes and fringe benefits of employees of the Seller or Seller's Business, shall be pro-rated between the Seller and Buyer as of the close

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of business on the Closing date, the proration to be made, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within sixty (60) days following the Closing.

                    (b) After the Closing Date, Buyer shall use commercially reasonable efforts to collect the money due the Seller from the Seller's Business prior to the Closing Date and keep records of its collection efforts and amount collected. Seller shall provide Buyer with a list of its receivables, none of which shall be more than ninety (90) days past due (the "Seller's Accounts Receivable"). The Buyer shall forward the amounts collected to the Seller monthly. All monies received by Buyer, from customers utilizing Miami Avenue, shall first be applied to the Seller's Accounts Receivable. One hundred and twenty (120) days after the Closing Date, Buyer shall prepare and forward to Seller a written reconciliation of the Seller's Accounts Receivable showing amounts collected and amounts uncollected during such 120 day period. After said 120 day period, Seller shall have the right to take such action as it may deem necessary to collect any remaining Seller's Accounts Receivable and Buyer shall have no further obligations in connection therewith.

         SECTION 3. INSTRUMENTS OF CONVEYANCE AND DUE DILIGENCE.

                  (a) At the Closing, the Buyer shall deliver all of the consideration, including the agreed upon shares and Seller shall execute and deliver to Buyer all necessary certificates of title, bills of sale, endorsements, assignments and other good and sufficient instruments and documents of conveyance and transfer as shall be required to effectuate the sale, assignment, transfer and delivery of the Miami Avenue Assets and assignment of Exhibit "A" and Exhibit "B".

                  (b) Seller shall at the Closing, as defined in Section 7, and from time to time thereafter at Buyer's request and without further consideration, execute and deliver to Buyer such instruments of transfer, conveyance and assignment in addition to those referenced above as Buyer shall reasonably request to transfer, convey and assign more effectively the Assets to Buyer.

                  (c) At the Closing, Seller shall provide Buyer with consents from all of the shareholders of Peerless Miami Avenue, Inc. to the sale of substantially all of the company's Assets to Buyer, as set forth herein, in accordance with Section 607.0704, Florida Statutes and to Seller's Plan of Complete Liquidation and Dissolution of Peerless Miami Avenue, Inc., substantially in the form attached hereto as Exhibit "D".

                  (d) At the Closing, Seller shall provide an updated and complete customer list showing names, addresses, service location and pricing.

                  (e) At the Closing, Seller shall provide updates for all schedules attached to the Agreement.

                  3.1 DUE DILIGENCE. The Buyer's obligation to close under this Agreement is contingent upon Buyer being satisfied with the results of its due diligence investigation. Buyer shall have until October 5, 2000 to conclude its due diligence ("Due Diligence Period"). The Due Diligence Period may be extended by mutual agreement of the parties. After such period, the Buyer shall be deemed to be satisfied with its due diligence unless written notice is sent to Seller, within five (5) days after the Due Diligence Period, that Buyer is not satisfied with its due diligence.

         SECTION 4. CLOSING. Closing, subject to the terms and conditions of this Agreement, the sale, transfer, assignment and delivery of the Assets, the delivery of the Purchase Price, and the delivery of the other instruments and certificates required hereunder, shall take place on or before October 16, 2000, or at such other time and date as shall be mutually agreed upon by the parties hereto in writing. Such time and date shall be referred to herein as the "Closing". The date of the Closing is sometimes herein referred to as the "Closing Date".

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         SECTION 5. OBLIGATIONS OF BUYER AND SELLER PRIOR TO CLOSING. From the
date of this Agreement until Closing:

         (a) Seller shall afford to the representatives of Buyer access, during normal business hours and upon reasonable notice, to the premises, properties, books and records of the Seller, permit Buyer to inspect the Assets, and furnish Buyer with such additional financial, corporate and operating data and other information as to the Miami Avenue Assets as Buyer may from time to time reasonably request; provided, however, that any furnishing of information to Buyer shall not affect Buyer's right to rely on Seller's representations and warranties made herein;

         (b) until and unless the Closing has been consummated, Buyer will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as Buyer may be required or find necessary to disclose to any governmental agency) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to Seller;

         (c) except as otherwise provided by the prior written consent of Buyer, Seller shall conduct its business and operations diligently and in the same manner as it has heretofore been conducted, and use its best efforts to maintain its assets, facilities and organization, to keep available to Buyer the services of its officers, employees and agents, and to preserve present relationships with suppliers, customers and others with which it conducts business.

         (d) The parties to this Agreement shall have obtained, at or prior to Closing, all consents, if any, required for the consummation of the transaction contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which any of them is a party, or to which the Miami Avenue Assets are subject. It is a condition precedent to Buyer's obligation to close that Seller obtain the assignments, consents or approvals set forth in Exhibits "A" and "B" attached hereto and incorporated herein by reference.

         SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SELLER.

                  6.1 REPRESENTATIONS AND WARRANTIES AND OBLIGATIONS. The representations and warranties of Buyer and Seller contained in this Agreement shall be accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                  6.2 COVENANTS. Each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer and Seller on or before the Closing Date shall have been duly complied with and performed.

                  6.3 NO ADVERSE CHANGE. No material and adverse change in the business of the parties and/or the Miami Avenue Assets shall have occurred since execution of the Agreement. Buyer and Seller shall not have suffered any loss or damage to any of their respective properties or assets, whether or not covered by insurance, since which change, loss or damage would materially affect or impair the ability of Buyer or Seller to conduct their business.

                  6.4 SIMULTANEOUS CLOSING OF PURCHASES OF COMPANION TRANSACTIONS. Buyer has entered into contracts to purchase assets from Peerless Big Apple, Inc. and Peerless Dade, Inc. which are scheduled to close simultaneous with this transaction ("Companion Transactions"). Buyer and Seller acknowledge that the parties' obligation to close the transaction contemplated by this Agreement, including without limitation the payment of the purchase price or other consideration to Seller is conditioned upon the parties' ability to simultaneously close the purchase or the assets of all of the Companion Transactions, unless expressly waived by the parties in writing.

                  6.5 ASSIGNMENTS. Seller shall have obtained the consents and assignments required for Exhibits A and B referenced in Section 1 hereof.

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         SECTION 7. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants, represents and covenants, with respect to the Miami Avenue Assets which are the subject of this transaction and Agreement, as of the date of the execution of this Agreement and at the Closing, that:

         (a) Seller is a Florida corporation duly organized, validly existing and in good standing under the laws of all states in which Miami Avenue Assets, which are the subject of this Agreement are located, with full authority to execute and perform this Agreement, and the performance of this Agreement will not result in a breach or constitute a default under Articles, Bylaws, Contracts, and any statute, law, agreement, order or rule of any court or governmental authority by which Seller is bound;

         (b) Seller has all necessary powers to own its Assets and to operate the businesses as now owned and operated by it; and they are duly authorized, qualified and licensed under applicable laws, regulations, ordinances or orders of public authorities to carry on their business in the places and in the manner as now conducted;

         (c) Except as otherwise provided herein, Seller has complete and unrestricted power to sell, convey, transfer, assign and deliver to Buyer all of the Miami Avenue Assets to be sold, conveyed, transferred, assigned and delivered hereunder, and the instruments executed and delivered to Buyer hereunder are valid in accordance with their terms and are effective for the purposes contemplated;

         (d) All of the Assets are free and clear of all debts, liens, claims, pledges, mortgages, encumbrances and security interests;

         (e) Seller shall not divulge, communicate, use to the detriment of Buyer or for the benefit of any other person or persons, or misuse in any way, any confidential or sensitive information or trade secrets of its business, including, but not limited to, personnel information, know-how, customer lists, or other financial and operating data in conjunction with the Assets being transferred hereunder. Seller further acknowledges and agrees that any information or data pertinent to this Agreement they have in their possession will be transferred to Buyer;

         (f) All pending or threatened litigation and any administrative or judicial proceedings of any nature involving any of the Miami Avenue Assets are described in Schedule 1. Seller shall be solely responsible for resolving any pending or threatened enforcement actions and/or any administrative or judicial proceedings as set forth in Schedule 1. The Seller knows of no other facts or circumstances which may result in any future civil, administrative or criminal proceedings against the Seller. The assets and/or insurance coverage of the Seller is adequate in character and amount to pay all damages, losses, liabilities and expenses relating to or arising from the litigation and proceedings described in Schedule 1;

         (g) Except as specifically provided in Schedule 2, the Seller is not in default under any law, ordinance, or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located (other than as may be described elsewhere herein); and there are no claims, actions, suits or proceedings pending or threatened, against or affecting the Seller or any of the Assets at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, or before any arbitrator, arbitration panel or other dispute resolution panel, which may result in any material adverse change in the financial condition, results of operations, or Miami Avenue Assets or which may affect Buyer's ability to operate the business or which may question the validity or propriety of this Agreement or of any action taken or to be taken in accordance with or in connection with this Agreement; and the Seller has received no notice of any asserted past or present failure to comply with any law, ordnance, regulation, permit, order or requirement;

         (h) Except as specifically described in Schedule 1 or Schedule 2, the Seller has operated from its inception, and will continue to operate through Closing, legally and in compliance with all conditions and requirements of all applicable zoning laws, federal, state and local statutes, ordinances, rules, regulations

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("Laws"), including environmental Laws, permits, policies, guidelines, orders, franchises, authorizations and consents;

         (i) Except as described in Schedule 1 or Schedule 2, the Seller is not subject to any judgment, writ, injunction, decree or other judicial order;

         (j) The Seller is not aware of or knows any event or condition of any character which would or could materially and adversely affect the Miami Avenue Assets being sold hereunder or its business;

         (k) Except as described in Schedule 1 or Schedule 2, Seller has not received actually or contractually any notification (including requests for information directed to the Seller) of any past or present failure by the Seller to comply with any federal, state or local laws, regulations, permits, franchises or orders applicable to them or the Miami Avenue Assets;

         (l) To the best of Seller's knowledge and belief, it has all permits, licenses and authorizations ("Permits") in place for operation of Miami Avenue's business and all such Permits are transferable. Said Permits are identified in the attached Schedule 3 and complete copies of the Permits are attached to
Schedule 3;

         (m) Seller will implement and complete the Plan of Liquidation and Dissolution of Peerless Miami Avenue, Inc. as set forth in Exhibit "D" attached hereto and incorporated herein by reference.

         (n) Seller has disclosed all material facts necessary for Buyer to purchase the Miami Avenue Assets transferred hereunder;

         (o) To the best of Seller's knowledge and belief, all representations and warranties of Seller set forth in this Agreement, and in any written statements and Schedules prepared in connection with this Agreement, are true and correct as of the Closing.

         (p) To the best of Seller's knowledge and belief, all of the financial documents provided by Seller to Buyer fairly presents the information as of the date compiled.

         (q) Seller hereby represents and warrants that its financial books and records are available and that it will, at its own cost and expense, provide audited financial statements. Seller will take any and all necessary actions to provide such audited financial statements. Seller further represents and warrants that it knows of no reason why it should not be able to provide such audited financial statements.

         (r) Seller shall not dissolve Peerless Miami Avenue, Inc. prior to 270 days after the Closing.

         SECTION 8. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby warrants, represents and covenants, as of the date of the execution of this Agreement and at Closing, that:

         (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida is now and has been at all times since its creation, duly authorized, qualified and licensed under all laws, regulations, ordinances and orders of public authorities to carry on their business.

         (b) Buyer has full legal right, power and authority (corporate and otherwise) to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Buyer does not need to give any notice to, or make any filing with, or obtain the authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) The execution, delivery and performance of this Agreement, the consummation of any transactions referred to in this Agreement or contemplated by this Agreement and the fulfillment of the terms hereof and thereof will not:
(i) conflict with, or result in a breach or violation of the Articles of Incorporation or By-Laws of Buyer; or (ii) conflict with, or result in a breach under any document, agreement or other instrument to which Buyer is a party.

         (d) The officer of Buyer executing this Agreement has the corporate authority to enter into and bind Buyer to the terms of this Agreement, and Buyer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. All corporate action by Buyer necessary to approve

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the transaction, including both shareholder and director approvals, have been taken and a copy of the corporate resolution(s) authorizing this transaction will be delivered at Closing.

         (e) Buyer has made all filings with Securities and Exchange Commission that it is required to make under the Securities Act of 1933 (the "Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), as amended collectively, the "Public Reports"). The Public Reports accurately and completely describe, in all material respects, Buyer's financial status, business operations and prospects as of the date of such filings, and do not contain any untrue statement of a material fact or omit any material fact(s) necessary to make the information contained in the filings not misleading.

         SECTION 9. HOLD HARMLESS AND INDEMNIFICATION. From and after the Closing, the Seller will indemnify and hold the Buyer and its assigns, subsidiaries, divisions, affiliates, officers, directors, agents and employees harmless from and against any damage, loss, liability or expense (including attorneys' fees and litigation expenses) incurred as a result of or in connection with:

         (a) the material untruth, violation or breach (collectively referred to as "breach") of any of the representations, warranties, agreements or obligations set forth in or made in connection with this Agreement; or

         (b) any occurrence, act or omission of the Seller, which occurrence, act or omission occurred prior to the Closing and for which the Seller is legally responsible; or

         (c) any liabilities not assumed by Buyer affecting any Assets being transferred hereunder.

         Seller shall deliver 12,600 shares of the Stock Consideration, which becomes fully tradeable on January 2, 2002, to G. Stephen Manning, P.A. ("Escrow Agent") to be held in escrow as security for Seller's indemnification obligations regarding the material untruth, violation or breach of the representations and warranties set forth in Section 7 of this Agreement ("Escrowed Shares"). Said Escrowed Shares shall be released to the Seller's individual shareholders or designee if no claim for indemnification is asserted by the Buyer under this Section 9 within two hundred seventy (270) days of the Closing Date. Buyer will notify Escrow Agent, in writing, no later than close of business (5:00 p.m. EST) on the 270th day from the Closing Date, of any pending indemnification claim. In the absence of such notice, the Escrowed Shares may be released to the Shareholders or their designee by the Escrow Agent as directed by the Shareholders or their designee. The Buyer will give Seller written notice of any or circumstance which may give rise to an obligation of the Seller to indemnify Buyer under this Section 9, which notice shall be accompanied by a copy of any claim made which may result in such obligation to indemnify. All claims for indemnification must be submitted by Buyer to Seller within Two Hundred Seventy (270) days of the Closing Date. The Buyer's claim for indemnification ("Indemnification Demand") shall state: (a) which of Seller's material representations or warranties are untrue or have been breached; (b) the amount of losses, damages or expenses which the Buyer has incurred or has suffered or is expected to suffer to which the Buyer may be entitled to indemnification pursuant to this Section 9. The Seller may object to the Indemnification Demand by sending Buyer a written notice stating the objections and grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within fifteen (15) days after Seller's receipt of the Buyer's Indemnification Demand, Seller shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within thirty (30) days. If for any reason the amount claimed in the Indemnification Demand is not paid within thirty (30) days, the Buyer may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Buyer may have under this Agreement. Buyer agrees that it will not make a claim for indemnification under this Section 8 for matters in the aggregate having a value of less than $5,000.00. The Seller's Liability for any Indemnification Demand is limited to the Escrowed Shares.

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         SECTION 10. DEFAULT BY BUYER. If the Buyer fails to perform any of the terms, covenants, conditions or obligations of this Agreement or in the event of any breach or default by Buyer under this Agreement, or any other documents executed or delivered in connection with the transactions contemplated by this Agreement, the Seller shall have all rights and remedies that may be available to Seller at law or in equity. No waiver by Seller of any such breach or default, whether intentional or not, shall be deemed to extend to any prior or subsequent breach or affect in any way any rights arising by virtue of any prior or subsequent breach or default. The Buyer shall not be deemed in breach or default under this Agreement until written notice of the breach or default has been given to the Buyer and the Buyer has failed to remedy the breach or default within ten (10) days of the receipt of said notice from Seller or their designated representative or counsel.

         SECTION 11. SURVIVAL OF REPRESENTATIONS. Except as otherwise provided in Section 8, the representations, warranties, obligations and agreements of the parties contained in Sections 6 and 7 of this Agreement or in any writing delivered pursuant to provisions of this Agreement shall survive the Closing and the consummation of these transactions and any examination on behalf of such parties.

         SECTION 12. GENERAL.

         (a) This Agreement and the schedules attached hereto embody the entire agreement of the parties in relation to the subject matter hereof, and all prior agreements have been merged into this Agreement. There are no understandings or agreements, verbal or otherwise, in relation thereto, existing or that are enforceable between the parties except as hereinabove expressly set forth. No change or modification of this Agreement shall be valid unless the same shall be in writing, signed by both of the parties hereto, and incorporated by reference herein;

         (b) Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation over, or action against any party to this Agreement.

         (c) The rights and remedies to the parties to this Agreement in the event of default are cumulative, and the exercise of any right or remedy shall be without prejudice to the enforcement of any other right authorized by law, in equity or this Agreement. The pursuit of any remedy provided in this Agreement shall not constitute a forfeiture or waiver of any amount due for a defaulting party or the right to maintain an action for any damages accruing for breach. Forbearance to enforce one or more of the remedies provided by this Agreement, on an event of default, shall not be deemed or construed to constitute a waiver of the right to any remedy for that default.

         (d) The subject headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         (e) Each party to this Agreement agrees to pay its respective attorney, accounting or other fees, plus all costs arising out of the negotiation and preparation of this Agreement.

         (f) The validity and interpretation of this Agreement and of each and every clause, term and part hereof shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws.

         (g) Seller and Buyer represent to each other that no broker or finder has been employed by any of them in connection with this transaction. Each party agrees to indemnify the other against all loss, cost, damage or expense arising out of claims for fees or commission of brokers or finders employed or alleged to have been employed by such party.

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         (h) All notices, requests, demands or other communications required or permitted under this Agreement shall be sent by overnight mail, next day delivery and fax, to Seller or Owner at their respective addresses appearing on the signature page hereof and to Buyer at the addresses set forth below, and notice shall be deemed given as of the date the notice is posted:

         Seller:                            Kevin R. Kohn
                                            President
                                            Peerless Miami Avenue, Inc.
                                            9471 Baymeadows Road, Suite 106
                                            Jacksonville, Florida  32256
                                            FAX: (904) 739-0306

         with a copy to:                    G. Stephen Manning, Esq.
                                            c/o Lewis, Longman & Walker, P.A.
                                            9428 Baymeadows Road, Suite 625
                                            Jacksonville, Florida 32256
                                            FAX: (904) 737-3221

         Buyer:                             Patrick F. Marzano
                                            President
                                            Star Services Group, Inc.
                                            2075 North Powerline Road
                                            Pompano Beach, FL 33069
                                            FAX: (954) 970-0557

         with a copy to:                    Samuel G. Weiss
                                            Weiss & Federici, LLP
                                            30 Main Street
                                            Port Washington, NY  11050
                                            FAX: (516) 944-7630

         (i) If any provision hereof is held or finally determined to be invalid or unenforceable to any extent for any reason, to the extent that such provision is valid and enforceable, the arbiters or court of competent jurisdiction, as the case may be, shall construe and interpret said provision to provide for maximum validity and enforceability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect.

         (j) In connection with any action or dispute or dispute arising under this Agreement the prevailing party shall be entitled to an award of its expenses including reasonable attorney fees and disbursements incurred or paid before and at trial of any appellate proceedings.

         (k) This Agreement shall not be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, it is agreed that Buyer may assign this Agreement to a subsidiary. However, no such assignment shall release Buyer from its obligations hereunder without the specific release thereof by the Seller.

         (l) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

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         SECTION 13. BENEFIT AND DURATION. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns. However, any assignment by Seller must be agreed to in writing by Buyer. This Agreement shall continue in effect until all the obligations, duties and warranties as specified herein, shall be fully performed and satisfied.

IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first above written.

                                           BUYER:
                                           STAR SERVICES GROUP, INC.
Attest:

BY: /s/ Angelo Marzano                     BY: /s/ Patrick F. Marzano
   --------------------------------           --------------------------------
   Corporate Secretary                         Patrick F. Marzano, Its President

                                           SELLER:
                                           PEERLESS MIAMI AVENUE, INC.

Attest:

BY: /s/ G. Stephen Manning                 BY: /s/ Kevin R. Kohn
   --------------------------------           --------------------------------
   Corporate Secretary                        Kevin R. Kohn, Its President


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